EXHIBIT 23.1 -- CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT





           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report on our audit of the annual financial statements at December 31, 2002 of KleenAir Systems, Inc. dated February 22, 2003, which was included in the filing with the Securities and Exchange Commission of the FORM 10-KSB Annual Report of KleenAir Systems, Inc. for the year ended December 31, 2002



       ACKNOWLEDGMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We acknowledge the incorporation by reference in this Registration Statement on Form S-8 of our reports dated May 12, 2003, August 10, 2003, and November 11, 2003, on our respective reviews of the interim quarterly financial statements of KleenAir Systems, Inc. as of and for the quarters ended March 31, 2003, June30, 2003, and September 30, 2003, as these reports were included in the respective filings with the Securities and Exchange Commission on FORM 10-QSB for the quarters ended March 31, 2003, June 30, 2003, and September 30, 2003.



 /s/ Robert Early & Co.
---------------------------------
Robert Early & Company, P.C.

Abilene, TX
November 20, 2003












                              EXHIBIT 23.1